UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2014

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 6, 2014, JPMorgan Chase & Co. (the “Company”) completed the issuance and sale of an additional 7,500 Shares (the “Shares”) of the Company’s 6.70% Non-Cumulative Preferred Stock, Series T, par value of $1.00 per share and with a liquidation preference of $10,000 per share (the “Series T Preferred Stock”), which Shares were deposited against delivery of depositary receipts evidencing 3,000,000 depositary shares (the “Depositary Shares”), each representing 1/400th of a Share, issued by Computershare Inc, as depositary, in connection with the exercise of the option of the underwriters to purchase additional Depositary Shares pursuant to an Underwriting Agreement, dated January 23, 2014, among the Company, J.P. Morgan Securities LLC and the other several underwriters named therein. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-191692). In connection with this offering, the legal opinion as to the legality of the Depositary Shares and the Series T Preferred Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the 6.70% Non-Cumulative Preferred Stock, Series T

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Dated: February 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the 6.70% Non-Cumulative Preferred Stock, Series T

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)